Exhibit 10.33

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

AMENDMENT AGREEMENT NO. 1

TO THE

SSBR CONVERSION AND CAPACITY RIGHTS AGREEMENT

This amendment agreement No. 1 (the “Amendment”) to the SSBR CONVERSION AND CAPACITY RIGHTS AGREEMENT effective from 31 May 2007 (the “SSBR Agreement”) is entered into on 3 December 2012 by and between Styron Europe GmbH (“Styron”) and JSR Corporation Tokyo Wallisellen Branch (“JSR”, Styron and JSR each a “Party”, together the “Parties”).

WHEREAS

(A)	Dow Europe GmbH entered into the SSBR Agreement with JSR and subsequently assigned and transferred the SSBR Agreement to Styron and Styron assumed the SSBR Agreement with effect from 17June 2010.

(B)	The Parties seek to document their discussions and formalize agreements made in the recent past, in particular in a face to face meeting on March 8 and 9, 2012 in Schkopau, Germany, by amending the SSBR Agreement with this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and agreements made in and their relationship based on the SSBR Agreement, the Parties agree to amend the SSBR Agreement as set out below. Words and phrases defined in the SSBR Agreement shall have the same meaning in this Amendment unless the context otherwise requires. Reference to Articles and Schedules shall be reference to articles and schedules of the SSBR Agreement. In light of the assignment of the SSBR Agreement from Dow Europe GmbH to Styron, the term “DOW” as appears throughout the SSBR Agreement shall read as “Styron”.

1. Amendment of Article 1 (Definition of “Commercialized Grades” and “Unplanned Shutdown”).

1.1 Article 1.12 shall be deleted in its entirety and replaced with the following:

“1.12 “Commercialized Grades” means all grades of SSBR (a) that have been produced as Developmental Grades at least three (3) times without any major change in either of (i) the respective recipe or (ii) the relevant manufacturing process conditions during the commercialization process and are therefore deemed mature to be commercially produced in the New Train, (b) that have reached an average productivity of [****] or more per day for a batch polymerization grade and [****]or more per day for a continuous polymerization grade, and (c) where the respective Product Specifications have been agreed upon by the Parties. Any exceptions to the commercialization process of a SSBR grade, including any acceleration, require mutual agreement by the Parties. For the purpose of this Article 1.12, the average productivity shall be calculated using the formula set out below:

[****]

For the purpose of this calculation, (i) any days on which an Unplanned Shutdown occurs, (ii) any days on which production volume of the Products decreases due to the same causes as an Unplanned Shutdown, and (iii) any days on which production volume of the Products decreases due to shortage of raw materials shall be excluded from this calculation.”

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Further to and in connection with the amendment of Article 1.12 Article 9 shall be amended as set out in Paragraph 5 of this Amendment.

1.2 Article 1.52 shall be deleted in its entirety and replaced with the following:

“1.52 “Unplanned Shutdown” shall mean an unscheduled event of more than twenty-four (24) hours (less than thirty (30) MT as measured in packaging per day measured from 0:00 to 23:59), caused by equipment break down or external factors such as utility supply, severe weather conditions, and operational mistakes. Notwithstanding the foregoing, shutdown time caused by unstable manufacturing conditions on the way to establish the manufacturing technology in the development stage, starting day of polymerization and planned cleaning days for the change between Styron Time Slots and JSR Time Slots as well as any blockage or alike issue due to or caused by product properties like gel content despite changing and cleaning polymer filters every four (4) days and in case of a pressure drop or increase (as the case may be) of the polymer filter of 1.5 bar or more, such pressure drop or increase being solely considered as indication for gel content and/or gel formation, shall be excluded from the shutdown time for a calculation of an Unplanned Shutdown.”

2. Amendment of Article 4 (Sub-Paragraph of “Supply and Off-Take of Product”)

2.1 Article 4.5 shall be amended to include the following new paragraphs at the end of it:

“Notwithstanding the foregoing, the Parties agree that:

Unplanned Shutdowns

(a)	the Calendar Days of (an) Unplanned Shutdown(s) shall be counted in each Time Slot. If the Calendar Days of an Unplanned Shutdown in one Party’s Time Slot exceed an aggregate of three (3) Calendar Days, then any time in excess of these three (3) Calendar Days shall be shared between the Parties in equal shares;

Example (for illustration purposes only):

If during any of either JSR’s or Styron’s respective Time Slot the following occurs:

	Days of Unplanned Shutdown	Occurrence during Time Slot	Aggregate in a Time Slot
	5 days	2 times	10 days
	3 days	1 time	3 days
	2 days	3 times	6 days
Total			19 days

In this example, the Parties will share in equal portions sixteen (16) Calendar Days of the Unplanned Shutdown, resulting from the total of 19 Calendar Days minus 3 days.

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Cleaning

(b)	Prior to the beginning of each Styron Time Slot, Styron will conduct a complete cleaning of all batch reactors that are not “clean” or “clean enough”. Prior to the beginning of each JSR Time Slot, the Parties shall discuss in good faith and may agree to change the planned cleaning days prior to the scheduled start of the next Styron Time Slot, taking into due consideration the actual days spent for the cleaning after the previous three (3) JSR Time Slots. If (i) the actual cleaning time exceeds or is less than seven (7) Calendar Days, or (ii) the number of cleaning days changed due to the Parties’ good faith considerations referred to in the immediately preceding sentence, as applicable, the additionally required or spare (unused) days, as the case may be, will be taken into account and the balance will be readdressed within the next JSR Time Slot, or any other JSR Time Slot following thereafter as the Parties may agree, acting reasonably. Notwithstanding the foregoing, Styron may, in its discretion, conduct the cleaning of any batch reactor that is, or in case of doubt or dispute is verified to be, “clean” or “clean enough” as Styron sees appropriate, provided however, that Styron shall bear all costs and time for such cleaning, it being acknowledged and agreed that notwithstanding the other provisions regarding cost allocation and/or time sharing in this Agreement, no portion of any costs and time related to such cleaning (of a batch reactor that is, or in case of doubt or dispute is verified to be, “clean” or “clean enough”) shall be charged to or shared by JSR;

(c)	Styron will clean the filter once every four (4) to six (6) Calendar Days if indicated. Indication for filter replacement shall be a pressure drop or Increase (as the case may be) of 1.5 bar or more, or such other time intervals and/or indication parameters, including a different pressure drop or increase, as the Technical Committee may deem necessary and/or appropriate from time to time and agree on by way of technical protocol (in each case, “Agreed Procedure”) which, once agreed, shall be binding between the Parties for the time being and supersede previously agreed time intervals and or indication parameters;

(d)	the costs relative to such Cleaning in accordance with Article 4.5 (b), Sentence 1 and 2 only, and (c) shall be allocated and dealt with in accordance with the fourth major bullet point under Paragraph 2.1 of Schedule 2;

(e)	in the event that any gel formation during a JSR Time Slot unexpectedly damages Styron plant equipment, JSR will incur all cost related to the necessary repair and bear fully the respective lost production time and reimburse Styron accordingly and upon first demand, however, on the condition that JSR receives a reasonable explanation from or on behalf of Styron giving the reason for the damaging the plant equipment. In the event JSR does not accept and/or agree with said explanation, the Parties shall meet at the appropriate level and with the support of their relevant internal as well as, if necessary, external technical experts and discuss in good faith with the clear objective to resolve the matter in an amicable and timely manner. Any costs related to the involvement of an external technical expert shall be borne equally by JSR and Styron unless the external technical expert comes to the conclusion that the damage to the Styron plant equipment was entirely or predominately caused by the gel formation during the JSR Slot despite changing and cleaning polymer filters in accordance with the Agreed Procedure in which case JSR will bear the costs of the external technical expert alone.

(f)	Styron shall use all reasonable endeavors to optimize the cleaning activity as efficiently as reasonably practicable;

(g)	if and to the extent any Unplanned Shutdown time is shared by the Parties in accordance with this Article 4.5, Styron shall give JSR reasonable explanation as to the causes and other reasonable information and provide proof of such Unplanned Shutdown; and

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(h)

(A) in order to verify the “clean” status of the New Train before a JSR Time Slot, Styron shall conduct an endoscope video investigation of the batch reactor(s) of the New Train and show the video results to JSR prior to beginning of each JSR Time Slot. With respect to the third (3rd) JSR Time Slot in 2012, the endoscope video investigation will be made in three (3) batch reactors. With respect to subsequent JSR Time Slots, one (1) batch reactor (and the other one (1) or two (2) batch reactor(s) as long as JSR so requires, acting reasonably) will be investigated. If one (1) batch reactor is investigated, Styron shall bear the costs and time for such investigation. If an additional one (1) or two (2) batch reactor(s) are investigated according to JSR’s reasonable requests, JSR shall bear the costs and time for such additional investigation.

(B) Notwithstanding the foregoing, if the batch reactor investigation(s) referred to above verify the “clean” status of the New Train before the relevant JSR Slot(s) on three (3) consecutive occasions applying at each occasion the same cleaning procedure, including but not limited to hot solvent cleaning, then the “clean” status of the New Train prior to a JSR Slot shall be deemed established for the purposes of this Article 4.5 and Styron shall be released going forward from the obligation to conduct and/or carry out any batch reactor investigations under and in the context of this sub-paragraph (h), however, it being acknowledged and agreed that Styron will continue to apply the same cleaning procedure, including but not limited to hot solvent cleaning, of all batch reactors of the New Train prior to each JSR Slot.

(C) Notwithstanding the preceding sub-paragraph (h)(B), if JSR, acting reasonably and by at least thirty (30) day prior notice to Styron, so requires, Styron shall conduct an endoscope video investigation of as many batch reactors of the New Train as JSR may require and show the video results to JSR prior to beginning of the relevant JSR Time Slot. JSR acknowledges and agrees that (i) any such request by JSR and the subsequent endoscope video investigation may delay the beginning of the relevant JSR Slot, and (ii) unless such investigation reveals that a batch reactor was not “clean” or “clean enough”, JSR will not be compensated for any time lost in connection with the relevant inspection and is not entitled to claim any additional production time, whether following the JSR Slot directly concerned by the inspection or as an addition to any future JSR Slot. JSR shall bear the full costs and time for such investigations according to such JSR’s requests. If, however, any such investigation reveals that any of the batch reactors is not “clean” or “clean enough”, Styron shall bear the full costs and time for such investigations and the deemed “clean” status under sub-paragraph (h)(B) shall be deemed incorrect and the Parties shall revert to the practice established under sub-paragraph (h)(A), up and until Styron is able to prove again the “clean” status of the New Train on three (3) consecutive occasions in accordance with sub-paragraph (h)(B) in which case the provisions of sub-paragraph (h)(B) shall fully apply again.

(D) In the event that any endoscope investigation in accordance with this Article 4.5 (h) reveals that any batch reactor is not “clean” or “clean enough”, Styron shall conduct complete cleaning of all batch reactor(s) that are not “clean” or “clean enough” prior to the beginning of the next JSR Time Slot. Styron shall bear the full costs and time for such cleaning in accordance with this sub-paragraph (h)(D), it being acknowledged and agreed, for the avoidance of doubt, that no portion of such costs and time for such cleaning shall be charged to or shared by JSR.

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(E) Notwithstanding sub-paragraph (h)(D), if JSR, acting reasonably and by notice to Styron at least thirty (30) days prior to the scheduled start of a JSR Time Slot, so requires, Styron shall conduct complete cleaning of the batch reactors that are “clean” or “clean enough” as reasonably required by JSR, unless JSR, judging reasonably from the results of the endoscope investigations, gives notice to Styron not to conduct all or part of such cleaning. JSR shall bear the full costs and time for the cleaning, whether carried out fully or partly, (including cancellation fees for the cleaning arrangement if applicable) in accordance with this sub-paragraph (h)(E).

(i)	For the purposes of Article 4.5 (b), (e) and (h), “clean” or “clean enough” shall mean that a reactor is free of residuals of polymeric material on the reactor walls and/or the agitation system with an approximate sum of all polymer deposits in one (1) batch reactor larger than 1m2 area and 5mm thickness. The definition of “clean” or “clean enough” agreed in this Article 4.5 (i) may be revised by mutual agreement by the Parties taking into due consideration the actual operation situations of the New Train.

(j)	after the end of each JSR Time Slot, if JSR acting reasonably so requires, Styron shall conduct complete cleaning of the pre-reactor prior to the beginning of the next JSR Time Slot as reasonably required by JSR, provided that JSR shall bear the full cost of such cleaning.

2.2 Article 4.9 shall be amended to include the following wording as a separate paragraph at the end of it:

“Notwithstanding the foregoing, with respect to any Commercialized Grades the Parties will set at the beginning of each JSR Time Slot the planned production volume for each Commercialized Grade in such JSR Time Slot as the target production volume of such Commercialized Grade (“Target Volume”). Provided the actual production volume of a Commercialized Grade during the previous JSR Time Slot exceeds 90% of the Target Volume, then Styron is entitled to request from JSR and JSR is obliged to make a Bonus Payment to Styron. The amount of such Bonus Payment shall be 50 EUR for each full 1 MT of surplus production volume above 90% of the Target Volume.”

3. Amendment to Article 5 – (Price and Invoicing)

The FAP table in Article 5.3 shall be deleted and replaced with the following:

[****]

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Example (for illustration purposes only):

[****]

4. Amendment of Article 7 (Furnishing of Raw Materials and Utilities)

4.1. The heading of Article 7 shall be amended to read as follows:

“Furnishing of Raw Materials and Utilities, Planning, Butadiene Shortages”.

The table of content on page 2 of the SSBR Agreement shall be updated accordingly.

4.2 Article 7 shall be amended to include the following Articles 7.3, 7.4, 7.5 and 7.6 respectively:

“7.3 The Parties agree that Styron will logistically handle the supply of Butadiene in connection with the Agreement (including potential oversupply) [****].

7.4 For each production period JSR will put together, and by no later than the 15th of the previous month, submit to Styron a good faith, best-estimate production forecast for the next following month (each a “JSR Forecast”) based on historical run rates per grade which Styron shall use as baseline for the ordering of any raw material, including Butadiene. In case JSR does not supply this information at the required time, Styron will estimate the Butadiene and other raw material consumption of the relevant JSR production run by applying average run rates of the [****] of the respective grades and order Butadiene (and other raw materials) for JSR in line with such estimate. Styron will inform JSR about the estimate within reasonable time and such estimate shall be deemed the JSR Forecast for the respective month.

7.5 In the event of a shortage of Butadiene for whatever reason beyond Styron’s reasonable control (each a “Shortage”) such Shortage [****] based on the relevant JSR Forecast and Styron’s respective rubber production planning for the time in question. Each of the Parties therefore acknowledges and agrees that in the event of a Shortage: (i) Styron will [****]; (ii) no Unplanned Shutdown time shall be [****] if the reduced target production of the production period is met during the respective Shortage; and (iii) certain daily run rate adjustments of trains might be

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necessary due to delivery plan and actual delivery time changes. For avoidance of doubt capacity and production losses due to Shortages cannot be recovered by later runs and will not lead to additional production time for either Party.

Example (for illustration purposes only)

If only [****] of the ordered Butadiene can be delivered in a particular [****] period for reason beyond Styron’s reasonable control and such [****] period falls within a JSR Time Slot, the New Train Butadiene consumption in JSR Time Slot will be [****].

7.6

7.6.1	[****]

7.6.2	JSR shall inform Styron promptly if it is unwilling to buy the [****] Butadiene at [****] but in any event prior to Styron making the respective purchases. In this case Styron will operate the New Train on the basis of a [****].

5. Amendment of Article 9 (Quality)

5.1 The heading of Article 9 shall be amended to read as follows:

“Commercialized Grades and Quality”.

The table of content on page 2 of the SSBR Agreement shall be updated accordingly.

5.2	The Parties agree to insert at the end of Article 9.1 the following independent paragraphs:

“The Parties agree to use all their respective reasonable efforts to mature HP755D into Commercialized Grades in accordance with the terms of this Agreement in 2012.

Notwithstanding the foregoing and anything to the contrary in this Article 9, the Parties acknowledge and agree:

(a)

to specify detailed definitions of key performance indicators for stable manufacturing conditions required to specify a grade as “commercialized” for the purposes of this Agreement. Such indicators will include certain requirements for specification limits, control limits, recipes, and actual values need to be close to center of specifications (as

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indicated by CpK, and alike). Process capability indicators will include the technological capability of the plant and the analytical capability of the methods used. The Operating Committee and Technical Committee shall work on the specific details;

(b)	[****]

(c)	[****]

(d)	that stable conditions and quality should always have priority over run rate. Any quality changes derived from the nature of the products after release (for instance, Mooney jump), shall not be part of the quality assessment under this Article 9 or any other term of this Agreement.”

5.3 Article 9 shall be amended to include the following Article 9.15:

“9.15 Before Commercialization of a Grade, Styron will, upon request by JSR, supply any of the information referenced to be available at this stage in the Appendix A to the “AGREEMENT (No. 1) on JOBS and FUNCTION of EMPLOYEE ENGAGED in PRODUCTION of JSR’s PRODUCTS at the SCHKOPAU PLANT” between Styron and JSR effective as from 1 April 2011 (“Engineer Agreement”), in accordance with the agreed principles stipulated in the Engineer Agreement. In addition, Styron will grant and admit JSR’s personnel reasonable access to and presence in the finishing line of the New Train during any JSR Time Slot, such access and presence to be during normal working hours and upon mutual agreement of the Parties, acting reasonably. The Parties acknowledge and agree for the purposes of execution, delivery and performance of the this Agreement and Engineer Agreement that information disclosure by Styron to JSR and JSR’s personnel’s presence in the production site during any JSR Time Slots for the purposes of solving quality problems, improving product quality and productivity and prime rate and ascertaining the stable operation during JSR Time Slots can be construed differently for the purposes of applicable anti-trust law: on the one hand, the sharing of certain sensitive information and data between parties, in particular competitors, is per se regarded as highly problematic for anti-trust law purposes and the burden of proof that this sharing is not contrary to the provisions of Art. 101 (1) of the Treaty on the Functioning of the European Union (as amended) would be upon the Parties; on the other hand, the sharing could be considered as pro-competitive in light of competition law in that such information disclosure and the presence of JSR personnel will enable Styron to produce, and JSR to sell, more volumes of products of better quality and effectively promote the competition in the S-SBR product market. In the light of the above, the Parties agree to assess the disclosure and presence of JSR personnel on a case by case basis based on an appropriate antitrust analysis. In the absence of an agreement between them, notwithstanding any good faith effort on both parts, each party shall be free to involve an agreed antitrust specialist to assist resolving the matter. The party whose opinion turns out to be incorrect shall bear the costs of said specialist; otherwise the Parties shall share the costs jointly.”

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6. Amendment of Article 15 (Payment Terms)

Article 15.1 of the SSBR Agreement shall be deleted in its entirety and be replaced with the following paragraph;

“15.1

[****].”

7. Amendment of Schedule 2 (Fixed Annual Payment (FAP) Included Items)

Paragraph 2.1 of Schedule 2 shall be amended by:

(1) deleting the fifth (5th) bullet point “Waste water treatment” from the third major bullet point “Site and infra-structure service”; and

(2) adding as a new major bullet point at the end of this Paragraph 2.1, such new bullet point being the fourth major bullet point under this Paragraph: [****]

8. Amendment of Schedule 3 (Variable Payment to cover Costs of Raw Materials, Energy, Utilities and Services)

The table contained in Schedule 3 shall be deleted in its entirety and be replaced with the following:

Cost item	Payment Formula
Butadiene Monomer (BD)	[****]

Styrene Monomer (SM)	[****]

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Process and Polymerization Chemicals (including: oils, chemicals catalyst, stabilizers, inhibitors, process aids and other chemicals)	[****]

Cooling Tower Water (CTW)	[****]

Compressed Air, Water (boiler-Feed-Water, River Water, Drinking Water)	[****]

Nitrogen	[****]

Natural Gas	[****]

Power	[****]

Steam	[****]

Process Coolants other than CTW	[****]

Solid and Liquid Disposal	[****]

Waste Water	[****]

Packaging, Site Logistics and Supply Chain Services	[****]

Maintenance, Cleaning and other services (if not included in FAP)	[****]

Process Oil	[****]

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9. General

9.1 As modified by this Amendment the SSBR Agreement shall remain in full force and effect in accordance with its terms.

9.2 The amendments contained in Paragraph 3, 4 and 7 shall become effective on and be effective as of April 1, 2012, the rest of the amendments shall become effective as from the date of execution of this Amendment.

9.3 If any provision of this Amendment is unenforceable, invalid or prohibited by any applicable law of treaty or court of competent jurisdiction, that provision will be severed and inoperative and the remaining provisions will be valid and binding. The Amendment will be amended to include provisions which, not being void or unenforceable, most nearly achieve the object of the allegedly void or unenforceable provision.

9.4 This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their duly authorized officers or representatives.

Styron Europe GMBH		JSR Corporation Tokyo Wallisellen Branch

By:		By:
Name:	Marco Levi	Name:	Kazushi Abe
Title:	VP Emulsion Polymers	Title:	Branch Manager

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